UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

159 Meadow Street

Naugatuck, CT 06770

 (Address of principal executive offices)

(203) 525-0450

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase agreement

On September 30, 2014, the majority shareholder and principal lender (the “Lender”) of Valuesetters, Inc. (the “Company”) entered into a contract of sale to acquire certain assets and assume certain liabilities of TelcoSoftware.com Corp. (the “Seller”), a mobile content delivery business that provides video, audio, texting and other media over fixed and mobile broadband connections (the “Business”). The Lender simultaneously executed an agreement to assign the contract of sale to the Company.

Consideration

The Company acquired the Business in exchange for a $1,000,000 (One Million Dollar) increase in debt payable to the Lender under the Amended Loan and Security Agreement dated as of July 25, 2014, and filed as Exhibit 10.1 to Form 10-12G/A on July 28, 2014. The Lender purchased the Business for 40,000,000 (Forty Million) shares of common stock, par value $0.001, (the “Common Stock”) of the Company. If annual revenues in the second year of operations of the Business exceed $1,000,000, the Lender will pay an additional 9,900,000 (Nine Million Nine Hundred Thousand) shares of Common Stock to the Seller, without any increase in consideration required from the Company.

Assets Acquired

The primary assets acquired are the software required to operate the content delivery systems, which are identified as having a cost of $1,838,000, customers, and three persons (the “Employees”) who operate the software and manage the customers.

License Agreement

The Seller agreed to become a wholesale customer of the Company and the Company agreed to allow the Seller to continue to use the software. The Employees will continue to provide support services for the Seller.

The description of the above noted agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 2.1, 2.2 and 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On October 1, 2014, the Company issued a press release announcing the acquisition of the Business. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro forma financial information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(c)	Exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1*	Contract of Sale by and among TelcoSoftware.com Corp. and Vaxstar LLC
2.2	Purchase and Assignment Agreement by and between Vaxstar LLC and Valuesetters, Inc.
10.1	License Agreement by and between Valuesetters, Inc. and Telcosoftware.com Corp.
99.1	Press release dated October 1, 2014

•	Exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date: October 3, 2014	By:	/s/ Manuel Teixeira
Name: Manuel Teixeira
Title: Chief Executive Officer